                                                                    Exhibit d(9)

                                                                  March 28, 2007

Aston Asset Management LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

     Re: Investment Advisory Agreement with Aston Asset Management LLC dated November 30, 2006 (the "Investment Advisory Agreement")

Ladies and Gentlemen:

     Pursuant to the Investment Advisory Agreement, we are hereby providing notification of one new series of the Aston Funds to be called "Aston/River Road Small-Mid Cap Fund" (the "New Series"). Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series.

     By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

                                        ASTON FUNDS


                                        By: /s/ Gerald F. Dillenburg
                                            ------------------------------------
                                        Name: Gerald F. Dillenburg
                                        Its: Senior Vice President, Secretary,
                                             and Treasurer

Accepted this 28th day
of March, 2007.

ASTON ASSET MANAGEMENT LLC


By: /s/ Kenneth C. Anderson
    ---------------------------------
Name: Kenneth C. Anderson
Its: President

                                   SCHEDULE A

FUND                                            EFFECTIVE DATE       INITIAL TERM
----                                          -----------------   -----------------
Aston Balanced Fund                           November 30, 2006   December 31, 2007
Aston Value Fund                              November 30, 2006   December 31, 2007
Aston/ABN AMRO Growth Fund                    November 30, 2006   December 31, 2007
Aston/ABN AMRO High Yield Bond Fund           November 30, 2006   December 31, 2007
Aston/ABN AMRO Mid Cap Growth Fund            November 30, 2006   December 31, 2007
Aston/McDonnell Municipal Bond Fund           November 30, 2006   December 31, 2007
Aston/ABN AMRO Real Estate Fund               November 30, 2006   December 31, 2007
Aston/Montag & Caldwell Balanced Fund         November 30, 2006   December 31, 2007
Aston/Montag & Caldwell Growth Fund           November 30, 2006   December 31, 2007
Aston/Optimum Mid Cap Fund                    November 30, 2006   December 31, 2007
Aston/River Road Dynamic Equity Income Fund   November 30, 2006   December 31, 2007
Aston/River Road Small Cap Value Fund         November 30, 2006   December 31, 2007
Aston/TAMRO Large Cap Value Fund              November 30, 2006   December 31, 2007
Aston/TAMRO Small Cap Fund                    November 30, 2006   December 31, 2007
Aston/TCH Fixed Income Fund                   November 30, 2006   December 31, 2007
Aston/TCH Investment Grade Bond Fund          November 30, 2006   December 31, 2007
Aston/Veredus Aggressive Growth Fund          November 30, 2006   December 31, 2007
Aston/Veredus SciTech Fund                    November 30, 2006   December 31, 2007
Aston/Veredus Select Growth Fund              November 30, 2006   December 31, 2007
Aston/ABN AMRO International Fund
Aston/Optimum Large Cap Opportunity Fund      December 26, 2006   December 31, 2007
Aston/River Road Small-Mid Cap Fund           March 28, 2007      December 31, 2007

                                   SCHEDULE B

FUND                                                         ANNUAL FEE RATE
----                                                         ---------------
Aston Balanced Fund                           0.70% of the Fund's average daily net assets
Aston Value Fund                              0.80% of the Fund's average daily net assets
Aston/ABN AMRO Growth Fund                    0.70% of the Fund's average daily net assets
Aston/ABN AMRO High Yield Bond Fund           0.45% of the Fund's average daily net assets
Aston/ABN AMRO Mid Cap Growth Fund            0.80% of the Fund's average daily net assets
Aston/McDonnell Municipal Bond Fund           0.60% of the Fund's average daily net assets
Aston/ABN AMRO Real Estate Fund               1.00% of the Fund's average daily net assets
Aston/Montag & Caldwell Balanced Fund         0.75% of the Fund's average daily net assets
Aston/Montag & Caldwell Growth Fund           0.80% for the first $800 million
                                              0.60% over $800 million
Aston/Optimum Mid Cap Fund                    0.80% for the first $100 million
                                              0.75% for the next $300 million
                                              0.70% over $400 million
Aston/River Road Dynamic Equity Income Fund   0.70% of the Fund's average daily net assets
Aston/River Road Small Cap Value Fund         0.90% of the Fund's average daily net assets
Aston/TAMRO Large Cap Value Fund              0.80% of the Fund's average daily net assets
Aston/TAMRO Small Cap Fund                    0.90% of the Fund's average daily net assets
Aston/TCH Fixed Income Fund                   0.55% of the Fund's average daily net assets
Aston/TCH Investment Grade Bond Fund          0.50% of the Fund's average daily net assets
Aston/Veredus Aggressive Growth Fund          1.00% of the Fund's average daily net assets
Aston/Veredus SciTech Fund                    1.00% of the Fund's average daily net assets
Aston/Veredus Select Growth Fund              0.80% of the Fund's average daily net assets
Aston/ABN AMRO International Fund             1.00% of the Fund's average daily net assets
Aston/Optimum Large Cap Opportunity Fund      0.80% of the Fund's average daily net assets
Aston/River Road Small-Mid Cap Fund           1.00% of the Fund's average daily net assets